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                                                                     EXHIBIT 1.1

                             BUCKEYE PARTNERS, L.P.

                                 Debt Securities

                   Underwriting Agreement Standard Provisions

         From time to time, Buckeye Partners, L.P., a Delaware limited partnership (the "Partnership"), may enter into one or more underwriting agreements in the form of Annex A hereto that incorporate by reference these Standard Provisions (collectively with these Standard Provisions, an "Underwriting Agreement") that provide for the sale of the securities designated in such Underwriting Agreement (the "Securities") to the several Underwriters named therein (the "Underwriters"), for whom the Underwriter(s) named therein shall act as representative (the "Representative"). The Underwriting Agreement, including these Standard Provisions, is sometimes referred to herein as this "Agreement." The Securities will be issued pursuant to an Indenture to be dated as of July 10, 2003 (the "Base Indenture") between the Partnership and SunTrust Bank, as trustee (the "Trustee"), as amended and supplemented by the First Supplemental Indenture thereto to be dated as of July 10, 2003 (the "Supplemental Indenture") between the Partnership and the Trustee, relating to the series of debt securities comprised by the Securities. The Base Indenture, as so amended and supplemented by the Supplemental Indenture is referred to herein as the "Indenture."

         Buckeye Pipe Line Company, a Delaware corporation and the general partner of the Partnership is referred to herein as the "General Partner."

         Buckeye Pipe Line Company, L.P., a Delaware limited partnership ("Buckeye"), Buckeye Pipe Line Holdings, L.P., a Delaware limited partnership ("BPH"), Everglades Pipe Line Company, L.P., a Delaware limited partnership ("Everglades"), and Laurel Pipe Line Company, L.P., a Delaware limited partnership ("Laurel"), are herein sometimes referred to collectively as the "Operating Partnerships" and individually, as an "Operating Partnership."

         Buckeye Terminals, LLC, a Delaware limited liability company ("BT"), Norco Pipe Line Company, LLC, a Delaware limited liability company ("Norco"), Buckeye Gulf Coast Holdings I, LLC, a Delaware limited liability company ("BGC I"), Buckeye Gulf Coast Holdings II, LLC, a Delaware limited liability company ("BGC II"), WesPac Pipeline-Reno Ltd., a Nevada limited liability company ("WesPac Reno"), WesPac Pipeline-San Diego Ltd., a Nevada limited liability company ("WesPac SD," and together with WesPac Reno, the "WesPac Entities"), and Gulf Coast / Products GP Holding LLC, a Delaware limited liability company ("GP Holding"), are herein sometimes referred to collectively as the "LLC Subsidiaries."

         Buckeye Telecom, L.P., a Delaware limited partnership ("Telecom"), Buckeye Gulf Coast Pipe Lines, L.P., a Delaware limited partnership ("BGC"), Buckeye Products Pipe Line, L.P., a Delaware limited partnership ("BPP"), Gulf Coast Pipe Line, L.P., a Delaware limited partnership ("GCP"), Buckeye Pipe Line Co. of Michigan, L.P., a Delaware limited partnership ("BPL MI"), and Gulf Coast / Products Holding L.P., a Delaware limited partnership ("Products Holding") are herein sometimes referred to collectively as the "Partnership Subsidiaries." The Operating Partnerships, the LLC Subsidiaries, the Partnership Subsidiaries and West Shore Pipe Lines Company, a Delaware corporation, are herein sometimes referred to collectively as the "Subsidiaries."

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         1. Registration Statement. The Partnership has prepared and filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement on Form S-3 (File No. 333-102531), including a prospectus dated January 22, 2003 (the "Basic Prospectus"), relating to the debt securities to be issued from time to time by the Partnership. The Partnership has also filed, or proposes to file, with the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement specifically relating to the Securities (the "Prospectus Supplement"). The registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A under the Securities Act to be part of the registration statement at the time of its effectiveness ("Rule 430 Information"), is referred to herein as the "Registration Statement"; and as used herein, the term "Prospectus" means the Basic Prospectus as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities and the term "Preliminary Prospectus" means the preliminary prospectus supplement specifically relating to the Securities together with the Basic Prospectus. If the Partnership has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus. References herein to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein. The terms "supplement," "amendment" and "amend" as used herein as used herein with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed by the Partnership under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the "Exchange Act") subsequent to the date of the Underwriting Agreement which are deemed to be incorporated by reference therein. For purposes of this Agreement, the term "Effective Time" means the date and time the Registration Statement became effective, and, if later, the date of filing of the Partnership's most recent Annual Report on Form 10-K.

         2. Purchase of the Securities by the Underwriters.

                  (a) The Partnership agrees to issue and sell the Securities to the several Underwriters named in the Underwriting Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Partnership the respective principal amount of Securities set forth opposite such Underwriter's name in the Underwriting Agreement at the purchase price set forth in the Underwriting Agreement.

                  (b) Payment for and delivery of the Securities will be made at the time and place set forth in the Underwriting Agreement. The time and date of such payment and delivery is referred to herein as the "Closing Date".

         3. Representations and Warranties of the Partnership. The General Partner and the Partnership, jointly and severally, represent and warrant to each Underwriter that:

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                  (a) Registration Statement and Prospectus. The Registration
         Statement has become effective under the Securities Act; no order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose has been initiated or threatened by the Commission; as of the Effective Time, the Registration Statement complied in all material respects with the applicable requirements of the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Trust Indenture Act"), and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, as the case may be, the Prospectus did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however that the General Partner and the Partnership make no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements in or omissions from the Registration Statement, the Preliminary Prospectus or the Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with information relating to any Underwriter furnished to the Partnership in writing by such Underwriter through the Representative expressly for use therein.

                  (b) Incorporated Documents. The documents incorporated by reference in the Registration Statement and the Prospectus, when filed with the Commission, conformed or will conform, as the case may be, in all material respects with the applicable requirements of the Exchange Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (c) Adequacy of Financial Statements. The financial statements of the Partnership and the Subsidiaries (including the related notes and supporting schedules) filed as part of or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the consolidated financial condition, the results of operations and cash flows of the Partnership and the Subsidiaries at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles ("GAAP"), except as described therein, applied on a consistent basis throughout the periods involved and comply as to form with the applicable accounting requirements of the Securities Act; any pro forma financial statements or data included in the Registration Statement and the Prospectus comply with the requirements of Regulation S-X of the Securities Act and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data set forth in the Registration Statement and the Prospectus are accurately presented and prepared on a basis consistent with the financial statements and books and records of the Partnership; there are no financial statements

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         (historical or pro forma) that are required to be included in the
         Registration Statement and the Prospectus that are not included as required; and, the General Partner, the Partnership and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement and the Prospectus.

                  (d) No Material Adverse Change. Subsequent to the respective dates as of which information is given or incorporated by reference in the Registration Statement and the Prospectus, except as described therein, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the General Partner, the Partnership and the Subsidiaries taken as a whole, (ii) any transaction which is material to the General Partner, the Partnership and the Subsidiaries taken as a whole, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the General Partner, the Partnership or the Subsidiaries, which is material to the General Partner, the Partnership and the Subsidiaries taken as a whole (iv) any change in the capitalization or outstanding indebtedness of the General Partner, the Partnership or the Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the equity interests of the Partnership.

                  (e) Formation and Good Standing of BMC, Services Company and the General Partner. Each of Buckeye Management Company, a Delaware corporation ("BMC"), Buckeye Pipe Line Services Company, a Pennsylvania corporation ("Services Company") and the General Partner has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business in each case, as described in the Prospectus and, with respect to the General Partner, to act as the general partner of the Partnership and each of the Operating Partnerships and to execute and deliver this Agreement and perform its obligations under the Agreement, and each is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction listed across from each such entity's name on Annex B, such jurisdictions being the only jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, (i) have a material adverse effect on the business, properties, financial condition, results of operation or prospects of the General Partner, the Partnership and the Subsidiaries taken as a whole or (ii) subject the Partnership or the limited partners of the Partnership to any material liability or disability, whether or not arising from transactions in the ordinary course of business (a "Material Adverse Effect").

                  (f) Formation and Good Standing of the Partnership, Operating Partnerships and the Partnership Subsidiaries. Each of the Partnership, the Operating Partnerships and the Partnership Subsidiaries has been duly formed and is validly existing as a limited partnership in good standing under the Delaware Revised Uniform Limited Partnership Act, as amended (the "DRULPA"), with full partnership power and authority to own or lease, as the case may be, and to operate its properties and conduct its business in each case, as described in the Prospectus, and, with respect to the Partnership, to perform its

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         obligations under the Agreement and to issue, sell and deliver the
         Securities as contemplated by the Agreement, and is each duly qualified or registered to do business as a foreign limited partnership and is in good standing under the laws of the each jurisdiction listed across from each such entity's name on Annex B, such jurisdictions being the only jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

                  (g) Formation and Good Standing of the LLC Subsidiaries. Each of the LLC Subsidiaries has been duly formed and is validly existing as a limited liability company in good standing under the laws of the jurisdiction in which it is organized, with full limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business in each case, as described in the Prospectus, and each is duly qualified or registered to do business as a foreign limited liability company and is in good standing under the laws of each jurisdiction listed across from each such entity's name on Annex B, such jurisdictions being the only jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

                  (h) Validity of the Partnership Agreements. The Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of December 31, 1998 (the "Partnership Agreement") is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms, and each of the Amended and Restated Agreement of Limited Partnership of Buckeye, dated as of December 23, 1986, as amended by Amendment No. 1 to the Amended and Restated Agreement of Limited Partnership of Buckeye, dated as of August 12, 1997 (as amended, the "Buckeye Partnership Agreement"), the Amended and Restated Agreement of Limited Partnership of BPH, dated as of October 12, 2001 (the "BPH Partnership Agreement"), the Amended and Restated Agreement of Limited Partnership of Everglades, dated as of March 25, 1998 (the "Everglades Partnership Agreement"), and the Amended and Restated Agreement of Limited Partnership of Laurel, dated as of March 25, 1998 (the "Laurel Partnership Agreement", and together with the Buckeye Partnership Agreement, the BPH Partnership Agreement and the Everglades Partnership Agreement, the "Operating Partnership Agreements") is a valid and legally binding agreement of the parties thereto, enforceable against the General Partner and the Partnership in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (collectively, the "Enforceability Exceptions"). Complete and correct copies of (i) the certificate of limited partnership, and all amendments thereto, for each of the Partnership and the Operating Partnerships and (ii) the Partnership Agreement and Operating Partnership Agreements, and all amendments thereto, have been delivered to the Underwriters or counsel for the Underwriters, and no changes therein will be made subsequent to the date hereof and prior to the time of purchase or the additional time of purchase, as the case may be.

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                  (i) Ownership of the General Partner. All the outstanding
         shares of capital stock of the General Partner have been duly authorized and validly issued and are fully paid and nonassessable, and, except for the pledge of such shares in connection with Glenmoor Ltd.'s 8.15% senior notes due May 6, 2015 (the "Buckeye Notes") and the Service Company Employee Stock Ownership Plan's 7.24% senior secured notes due March 28, 2011 (the "ESOP Notes"), all outstanding shares of capital stock of the General Partner are owned by BMC free and clear of any perfected security interest or any other security interest, claim, lien, right to purchase or encumbrance, except for such security interests, claims, liens, rights to purchase or encumbrances as would not individually or in the aggregate have a Material Adverse Effect.

                  (j) Ownership of Limited Partner Interests in the Partnership. The limited partners of the Partnership hold Units in the Partnership aggregating a 99% limited partner interest in the Partnership, represented, as of the date hereof, by 26,131,512 publicly-traded Units, 2,451,234 Units owned by Services Company and 122,500 Units owned by the General Partner; such limited partner interests of the Partnership are the only limited partner interests that are issued and outstanding; all of such limited partner interests of the Partnership have been duly authorized and validly issued pursuant to the Partnership Agreement (defined below) and are fully paid and nonassessable (except to the extent such nonassessability may be affected by Section 17-607 of the DRULPA).

                  (k) Ownership of General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership, with a general partner interest in the Partnership of 1% which is represented by 243,914 units representing general partner interests; such general partner interest of the Partnership are the only general partner interests that are issued and outstanding; such general partner interests have been duly authorized and validly issued and, except for the pledge of such general partner interests in connection with the Buckeye Notes and the ESOP Notes, such general partner interest of the Partnership are owned by the General Partner free and clear of any perfected security interest or any other security interest, claim, lien, right to purchase or encumbrance, except for such security interests, claims, liens, rights to purchase or encumbrances as would not individually or in the aggregate have a Material Adverse Effect.

                  (l) Ownership of General Partner Interests in the Operating Partnerships and Telecom. The General Partner is the sole general partner of each of the Operating Partnerships and Telecom, with a general partner interest in each of the Operating Partnerships and Telecom of 1%; such general partner interests are the only general partner interests issued and outstanding; such general partner interests of each of the Operating Partnerships and Telecom have been duly authorized and validly issued and, except for the pledge of such general partner interests in connection with the Buckeye Notes and the ESOP Notes, such general partner interests of the Operating Partnerships and Telecom are owned by the General Partner free and clear of any perfected security interest or any other security interest, claim, lien, right to purchase or encumbrance, except for such security interests, claims, liens, rights to purchase or encumbrances as would not individually or in the aggregate have a Material Adverse Effect.

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                  (m) Ownership of Limited Partner Interests in the Operating
         Partnership and Telecom. The Partnership is the sole limited partner of each of the Operating Partnerships and Telecom, with a limited partner interest in each of the Operating Partnerships and Telecom of 99%; such limited partner interests are the only limited partner interests of the Operating Partnerships and Telecom that are issued and outstanding; such limited partner interests of each of the Operating Partnerships and Telecom have been duly authorized and validly issued pursuant to the respective Operating Partnership Agreements (as defined below) and are fully paid and nonassessable (except to the extent such nonassessability may be affected by Section 17-607 of the DRULPA), and such limited partner interests of the Operating Partnerships and Telecom are owned by the Partnership free and clear of any perfected security interest or any other security interest, claim, lien, right to purchase or encumbrance, except for such security interests, claims, liens, rights to purchase or encumbrances as would not individually or in the aggregate have a Material Adverse Effect.

                  (n) Ownership of General Partner Interests in the Partnership Subsidiaries. BGC I is the sole general partner of BGC with a general partner interest in BGC of 1%; the General Partner is the sole general partner of BPL MI, with a general partner interest of 1%; GP Holding is the sole general partner of each of BPP, GCP and Products Holding, with a general partner interest in each of BPP, GCP and Products Holding of 1%; all of the outstanding general partner interests of each of BGC, BPP, GCP, BPL MI and Products Holding have been duly authorized and validly issued and such general partner interests of each of BGC, BPP, GCP, BPL MI and Products Holding are owned free and clear of any perfected security interest or any other security interest, claim, lien or encumbrance, except for such security interests, claims, liens, rights to purchase or encumbrances as would not individually or in the aggregate have a Material Adverse Effect.

                  (o) Ownership of Limited Partner Interests in the Partnership Subsidiaries. BGC II is the sole limited partner of BGC, with a limited partner interest in BGC of 99%; Products Holding is the sole limited partner of each of BPP and GCP, with a limited partner interest in each of BPP and GCP of 99%; BGC is the sole limited partner of Products Holding, with a limited partner interest in Products Holding of 99%; Laurel and the General Partner hold a 98.01% and 0.99% limited partner interest, respectively, in BPL MI; such limited partner interests are the only limited partner interests issued and outstanding; such limited partner interests of each of BGC, BPP, GCP, BPL MI and Products Holding held by affiliates of the Partnership have been duly authorized and validly issued pursuant to the respective agreement of limited partnership agreement and are fully paid and nonassessable (except to the extent such nonassessability may be affected by Section 17-607 of the DRULPA), and such limited partner interests of each of BGC, BPP, GCP, BPL MI and Products Holding are owned free and clear of any perfected security interest or any other security interest, claim, lien, right to purchase or encumbrance, except for such security interests, claims, liens, rights to purchase or encumbrances as would not individually or in the aggregate have a Material Adverse Effect.

                  (p) Ownership of Limited Liability Company Interests in the LLC Subsidiaries. BPH is the sole member of each of the LLC Subsidiaries, with a limited liability

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         company interest in each of the LLC Subsidiaries of 100%, except for
         (i) the WesPac Entities, of which BPH owns 75% of each WesPac Entity's limited liability company interests and (ii) GP Holding, of which BGC is the sole member with a limited liability company interest in GP Holding of 100%; all of the outstanding limited liability company interests of the LLC Subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and such limited liability company interests of the LLC Subsidiaries are owned by BPH and BGC (with respect to GP Holding) free and clear of any perfected security interest or any other security interest, claim, lien or encumbrance, except for such security interests, claims, liens, rights to purchase or encumbrances as would not individually or in the aggregate have a Material Adverse Effect.

                  (q) Capitalization. As of March 31, 2003, the Partnership had, and would have had on an adjusted basis, the capitalization as set forth in the section of the Prospectus entitled "Capitalization."

                  (r) Due Authorization. Each of the General Partner and the Partnership have full right, power and authority to execute and deliver each of the Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder; and all corporate or partnership action, as the case may be, required to be taken by each of the General Partner and the Partnership for the due and proper authorization, execution and delivery of each of such Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken. For purposes of this Agreement, "Transaction Documents" means this Agreement, the Securities and the Indenture.

                  (s) The Indenture. The Indenture has been duly authorized by the General Partner on behalf of the Partnership and has been duly qualified under the Trust Indenture Act and on the Closing Date will have been duly executed and delivered by the General Partner on behalf of the Partnership, and, when duly executed and delivered by each of the General Partner on behalf of the Partnership, and the Trustee, the Indenture will constitute a valid and legally binding agreement of the Partnership enforceable against the Partnership in accordance with its terms, subject to the Enforceability Exceptions.

                  (t) The Securities. The issuance and sale of the Securities to you pursuant to this Agreement have been duly authorized by the General Partner on behalf of the Partnership, and the Securities have been duly authorized by the General Partner on behalf of the Partnership and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, the Securities will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Partnership enforceable against the Partnership in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

                  (u) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the General Partner and the Partnership.

                  (v) Descriptions of the Indenture and the Securities. The Indenture and the Securities conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

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                  (w) Absence of Breach or Defaults. None of the General
         Partner, the Partnership nor any of the Subsidiaries is, or with the giving of notice or lapse of time or both will be, in breach or violation of or in default under (nor has any event occurred which would give the holder of any indebtedness (or a person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) its respective
         (i) formation or governing documents, or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the General Partner, the Partnership or any of the Subsidiaries is a party or by which any of them or any of their properties may be bound or affected, and, solely with respect to this clause (ii), except such breach, violation or default that would not have a Material Adverse Effect, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach of or constitute a default under) (i) the formation or governing documents of the General Partner, the Partnership or any of the Subsidiaries, or
         (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the General Partner, the Partnership or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the General Partner, the Partnership or any of the Subsidiaries and, solely with respect to this clause (ii), except such breach, violation or default that would not have a Material Adverse Effect.

                  (x) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Partnership of each of the Transaction Documents, the issuance and sale of the Securities and compliance by the Partnership with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, other than (i) registration of the issuance and sale of the Securities under the Securities Act, (ii) qualification of the Indenture under the Trust Indenture Act, which has been completed, and (iii) as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.

                  (y) Legal Proceedings. Except as described in the Registration Statement and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the General Partner, the Partnership or any of the Subsidiaries or, to the Partnership's knowledge, any of their respective directors or officers is or may be a party or to which any property of the General Partner, the Partnership or any of the Subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to any such party, would prevent consummation of the transactions contemplated hereby or would be required to be disclosed in the Registration Statement (and are not so disclosed); to the Partnership's knowledge, no such investigations, actions, suits or proceedings are threatened or contemplated.

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                  (z) Independent Accountants. Deloitte & Touche LLP, whose
         report on the consolidated financial statements of the Partnership and the Subsidiaries is filed with the Commission as part of the Registration Statement and the Prospectus, are independent public accountants as required by the Securities Act.

                  (aa) Investment Company Act. None of the General Partner, the Partnership or any of the Subsidiaries is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

                  (bb) Public Utility Holding Company Act. None of the General Partner, the Partnership or the Subsidiaries is a "holding company" as such term is defined in the Public Utility Holding Company Act of 1935, as amended ("PUHCA"); none of the General Partner, the Partnership or the Subsidiaries nor the issue and sale of the Securities by the Partnership is subject to regulation under PUHCA; and none of the General Partner, the Partnership or the Subsidiaries is a "public utility" as such term is defined in the Federal Power Act, as amended.

                  (cc) Margin Regulations. Neither the General Partner, the Partnership nor any Subsidiary nor any agent acting on the behalf of any of them has taken, and none of the foregoing will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System. The Partnership does not own, and none of the proceeds from the offering of the Notes will be used directly or indirectly to purchase or carry, any "margin stock" as defined in Regulation U.

                  (dd) Possession of Licenses; No Violations. Each of the General Partner, the Partnership and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business, except for such failures to have, file or obtain that would not have a Material Adverse Effect; none of the General Partner, the Partnership nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the General Partner, the Partnership or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

                  (ee) Sufficiency of Disclosure. All legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required.

                  (ff) Title to Property. Each of the General Partner, the Partnership and the Subsidiaries has good and marketable title to all property (real and personal) described in the Registration Statement and in the Prospectus as being owned by each of them, free and clear of all liens, claims, security interests or other encumbrances, except for failures to have good and marketable title that would not have a Material Adverse Effect; all the property described in the Registration Statement and the Prospectus as being held under lease by the Partnership or the Subsidiaries is held thereby under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the businesses of the Partnership and the Subsidiaries.

                  (gg) Rights-of-Way. Each of the Partnership and the Subsidiaries has such consents, easements, rights-of-way or licenses from any person ("rights-of-way") as are necessary to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except for such rights-of-way the failure of which to have obtained would not have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership and the Subsidiaries has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that will not have a Material Adverse Effect, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, none of such rights-of-way contains any restriction that would materially interfere with the conduct of the business or use of the properties of the Partnership and the Subsidiaries, taken as a whole.

                  (hh) Absence of Labor Disputes. None of Services Company, the General Partner, the Partnership or the Subsidiaries is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Partnership's knowledge, threatened against Services Company, the General Partner, the Partnership or any of the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Partnership's knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Partnership's knowledge, threatened against Services Company, the General Partner, the Partnership or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of Services Company, the General Partner, the Partnership or any of the Subsidiaries, and (ii) to the Partnership's knowledge after due inquiry, (A) no union organizing activities are currently taking place concerning the employees of Services Company, the General Partner, the Partnership or any of the Subsidiaries and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 ("ERISA") or the rules and regulations promulgated thereunder concerning the employees of Services Company, the General Partner, the Partnership or any of the Subsidiaries.

                  (ii) Compliance with Environmental Regulations. Each of the General Partner, the Partnership and the Subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus. Except for the Quanta Resources Edgewater Superfund site in Edgewater, N.J., the Borne Chemical Company Superfund site located in Elizabeth, N.J. and the Sealand Superfund site located in the Town of Lisbon, St. Lawrence County, N.Y., none of the General Partner, the Partnership or any of the Subsidiaries has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

                  (jj) Adequacy of Environmental Review. In the ordinary course of its business, the General Partner and the Partnership periodically review the effect of Environmental Laws on the business, operations and properties of the General Partner, the Partnership and the Subsidiaries, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). Except as described in the Registration Statement, on the basis of such review, the General Partner and the Partnership have reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus.

                  (kk) Filing of Tax Returns. All material tax returns required to be filed by the General Partner, the Partnership and each of the Subsidiaries have been filed, and all material taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

                  (ll) Adequacy of Insurance. The General Partner, the Partnership and the Subsidiaries maintain insurance covering their properties, operations, personnel and businesses as the General Partner deems adequate and as previously disclosed to the Underwriters; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the General Partner, the Partnership and the Subsidiaries and their businesses; all such insurance is fully in force on the date hereof. Neither the General Partner, the Partnership nor any of the Subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

                  (mm) Force Majeure. None of the General Partner, the Partnership or any of the Subsidiaries has sustained since the date of the last audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus any loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, of a character required to be described in the Registration Statement or the Prospectus.

                  (nn) Absence of Notice of Cancellation. Neither the General Partner nor the Partnership has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the General Partner or the Partnership or, to the Partnership's knowledge, any other party to any such contract or agreement.

                  (oo) Adequacy of Internal Accounting Controls. The General Partner, the Partnership and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and
         (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (pp) Implementation of Internal Reporting and Disclosure Procedure. The General Partner and the Partnership have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the General Partner or the Partnership, including its consolidated subsidiaries, is made known to the General Partner's Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Partnership's auditors and the audit committee of the board of directors have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Partnership's ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Partnership's internal controls; any material weaknesses in internal controls have been identified for the Partnership's auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

                  (qq) Disclosure of Affiliate Loans. The Partnership has provided you true, correct, and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the General Partner or the Partnership to any director of the General Partner or executive officer of the Partnership, or to any family member or affiliate of any director or executive officer of the General Partner; and since July 30, 2002, neither the General Partner nor the Partnership has directly or indirectly, including through any subsidiary: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director of the General Partner or executive officer of the Partnership, or to or for any family member or affiliate of any director or executive officer of the General Partner; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the General Partner, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002.

                  (rr) Validity of Data. Any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the General Partner believes to be reliable and accurate, and the General Partner has obtained the written consent to the use of such data from such sources to the extent required.

                  (ss) FCPA. Neither the General Partner, the Partnership nor any of the Subsidiaries nor, to the Partnership's knowledge, any employee or agent of Services Company, the General Partner, the Partnership or the Subsidiaries has made any payment of funds of Services Company, the General Partner, the Partnership or the Subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the Prospectus.

                  (tt) Absence of Stabilization Measures. None of the General Partner, the Partnership nor any of the Subsidiaries nor, to the Partnership's knowledge, any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Securities.

                  (uu) Absence of NASD Affiliations. To the Partnership's knowledge, there are no affiliations or associations between any member of the NASD and any of the General Partner's officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement and the Prospectus.

                  (vv) Absence of Restrictions on Distributions. No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Partnership, from making any other distribution on such Subsidiary's equity, from repaying to the Partnership any loans or advances to such Subsidiary from the Partnership or from transferring any of such Subsidiary's property or assets to the Partnership or any other subsidiary of the Partnership, except as described in or contemplated by the Registration Statement or the Prospectus.

                  (ww) Significant Subsidiaries. The subsidiaries listed on Annex B attached hereto are the only significant subsidiaries (as defined by Rule 1-02 of Regulation S-X) of the General Partner or the Partnership.

                  (xx) Absence of Conflict of Interest. Except as disclosed in the Registration Statement and the Prospectus, none of the General Partner, the Partnership or the Subsidiaries (i) has any material lending or other relationship with any bank or lending affiliate of the Underwriters and (ii) intends to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of the Underwriters.

         4. Further Agreements. The General Partner and the Partnership covenant and agree with each Underwriter that:

                  (a) Filings with the Commission. The Partnership will:

                           (i) prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Underwriters and file such Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Securities Act by 10:00 a.m. New York City time on the business day immediately following the date of determination of the public offering price of the Securities and, at the time of filing, either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act; and

                           (ii) file the Prospectus in a form approved by the Underwriters with the Commission pursuant to Rule 424 under the Securities Act not later than the close of business on the second business day following the date of determination of the public offering price of the Securities or, if applicable, such earlier time as may be required by Rule 424(b) and Rule 430A under the Securities Act; and the Partnership will furnish copies of the Prospectus to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request.

                  (b) Delivery of Copies. The Partnership will deliver, without charge, to each Underwriter during the Prospectus Delivery Period, as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) as the Representative may reasonably request. As used herein, the term "Prospectus Delivery Period" means such period of time after the first date of the public offering of the Securities as in the opinion of special counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered in connection with sales of the Securities by any Underwriter or dealer.

                  (c) Amendments or Supplements. Before filing any amendment or supplement to the Registration Statement or the Prospectus, the Partnership will furnish to the Representative and special counsel for the Underwriters a copy of the proposed amendment or supplement for review and will not file any such proposed amendment or supplement to which the Representative reasonably objects.

                  (d) Notice to the Representative. The Partnership will advise the Representative promptly, and confirm such advice in writing:

                           (i) when any amendment to the Registration Statement has been filed or becomes effective;

                           (ii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed;

                           (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information;

                           (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose;

                           (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading; and

                           (vi) of the receipt by the Partnership of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Partnership will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

                  (e) Ongoing Compliance of the Prospectus. If during the Prospectus Delivery Period, (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading, or (ii) it is necessary to amend or supplement the Prospectus to comply with law, then the Partnership will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

                  (f) Blue Sky Compliance. The Partnership will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Partnership shall not be required to:

                           (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify;

                           (ii) file any general consent to service of process in any such jurisdiction; or

                           (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

                  (g) Earning Statement. The Partnership will make generally available to its security holders and the Representative as soon as practicable an earning statement that satisfies the provisions of
         Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Partnership occurring after the "effective date" (as defined in Rule 158) of the Registration Statement.

                  (h) Clear Market. During the period from the date hereof through and including the Closing Date or such later date as is specified in the Underwriting Agreement, the Partnership will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Partnership and having a tenor of more than one year.

                  (i) Use of Proceeds. The Partnership will apply the net proceeds from the sale of the Securities as described in the Prospectus under the heading "Use of Proceeds."

                  (j) No Stabilization. The Partnership will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

                  (k) Filing of Exchange Act Documents. The Partnership will file promptly all reports and any definitive proxy or information statements required to be filed by the Partnership with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act during the Prospectus Delivery Period and promptly notify the Representative of such filing.

                  (l) Transfer Agent. The Partnership will maintain a transfer agent and, if necessary, under the jurisdiction of formation of the Partnership, a registrar for the Securities.

         5. Conditions of Underwriters' Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the General Partner and the Partnership of their covenants and other obligations hereunder and to the following additional conditions:

                  (a) Registration Compliance; No Stop Order. If a post-effective amendment to the Registration Statement is required to be filed under the Securities Act, such post-effective amendment shall have become effective, and the Representative shall have received notice thereof, not later than 5:00 p.m., New York City time, on the date of the Underwriting Agreement; if applicable, the Rule 462(b) Registration Statement shall have become effective by 10:00 a.m. New York City time on the business day following the date of the Underwriting Agreement; no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose shall be pending before or threatened by the Commission; the Prospectus shall have been timely filed with the Commission under the Securities Act and in accordance with Section 4(a) hereof; all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative; and no Prospectus or amendment or supplement to the Registration Statement or the Prospectus, including documents deemed to be incorporated by reference therein, shall have been filed to which any of the Underwriters object in writing.

                  (b) Representations and Warranties. The representations and warranties of the General Partner and the Partnership contained herein shall be true and correct on the date hereof and on and as of the Closing Date, the statements of the General Partner and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

                  (c) No Downgrade. Subsequent to the execution and delivery of this Agreement,

                           (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock of or guaranteed by the General Partner, the Partnership or any of the Subsidiaries by any "nationally recognized statistical rating organization", as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act; and

                           (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock of or guaranteed by the General Partner, the Partnership or any of the Subsidiaries (other than an announcement with positive implications of a possible upgrading).

                  (d) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in Section 3(d) hereof shall have occurred or shall exist, which event or condition is not described in the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Prospectus.

                  (e) Officer's Certificate. The Representative shall have received on and as of the Closing Date a certificate of the General Partner's Chief Executive Officer and its Chief Financial Officer in form satisfactory to the Representative:

                           (i) confirming that such officers have carefully reviewed the Registration Statement and the Prospectus and, to the best knowledge of each such officer, the Registration Statement at the time such Registration Statement became effective did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus and any supplement thereto as of the date of the Prospectus or such supplement, and of the Closing Date, did not and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                           (ii) confirming that the other representations and warranties of the General Partner and the Partnership in this Agreement are true and correct and that the General Partner and the Partnership have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

                           (iii)    to the effect set forth in paragraphs (a),
                  (c) and (d) above.

                  (f) Comfort Letters. On the date of this Agreement and on the Closing Date, Deloitte & Touche, LLP shall have furnished to the Representative, at the request of the Partnership, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off" date no more than three business days prior to the Closing Date.

                  (g) Opinion of Counsel for the Partnership. Morgan Lewis & Bockius LLP, counsel for the Partnership, shall have furnished to the Representative, at the request of the Partnership, their written opinion, dated the Closing Date and addressed to the

         Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex C hereto.

                  (h) Opinion of Special Counsel for the Underwriters. The Representative shall have received on and as of the Closing Date an opinion of Andrews & Kurth L.L.P., special counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

                  (i) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

                  (j) Good Standing. The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of the General Partner, the Partnership and the Subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

                  (k) Additional Documents. On or prior to the Closing Date, the General Partner and the Partnership shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

                  (l) Rule 424(b) Filings. All filings, if any, required by Rule 424(b) shall have been timely made.

                  (m) Indenture and Securities. The Indenture shall have been duly authorized, executed and delivered by each of the parties thereto, and the Securities shall have been duly authorized, executed and delivered by the Partnership and authenticated by the Trustee.

         All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

         6. Indemnification and Contribution.

                  (a) Indemnification of the Underwriters. The General Partner and the Partnership, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or any Preliminary Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Partnership in writing by such Underwriter through the Representative expressly for use therein; provided, that with respect to any such untrue statement in or omission from any Preliminary Prospectus, the indemnity agreement contained in this paragraph (a) shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) to the extent that the sale to the person asserting any such loss, claim, damage or liability was an initial resale by such Underwriter and any such loss, claim, damage or liability of or with respect to such Underwriter results from the fact that both (i) to the extent required by applicable law, a copy of the Prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person (unless such failure to deliver the Prospectus was a result of non-compliance by the Partnership with the provisions of Section 4(b) hereof), and (ii) the untrue statement in or omission from such Preliminary Prospectus was corrected in the Prospectus.

                  (b) Indemnification of the General Partner. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the General Partner, its directors and officers and each person, if any, who controls the Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Partnership in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus (or any amendment or supplement thereto) or any Preliminary Prospectus, it being understood and agreed that the only such information consists of the information identified in the Underwriting Agreement as being provided by the Underwriters.

                  (c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or
         (b) above, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnification may be sought (the "Indemnifying Person") in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 6 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this
         Section 6. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the

         Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 6 that the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representative and any such separate firm for the General Partner, its directors and officers and any control persons of the Partnership shall be designated in writing by the General Partner. An Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

                  (d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the General Partner or the Partnership on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the General Partner or the Partnership on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the General Partner or the Partnership on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the General Partner or the Partnership from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the General Partner or the Partnership on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the General Partner or the Partnership or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (e) Limitation on Liability. The General Partner, the Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 6, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by such Underwriter were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 6 are several in proportion to their respective purchase obligations hereunder and not joint.

                  (f) Non-Exclusive Remedies. The remedies provided for in this
         Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

         7. Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Partnership, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the General Partner, the Partnership or the Subsidiaries shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or
(iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Prospectus. If the Representative elects to terminate this Agreement as provided in this Section 7, the Partnership shall be notified of such termination promptly in writing.

         8. Defaulting Underwriter.

                  (a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Partnership on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Partnership shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Partnership may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Partnership or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Partnership agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in the Underwriting Agreement that, pursuant to this Section 8, purchases Securities that a defaulting Underwriter agreed but failed to purchase (with like effect as if such substituted Underwriter had originally been named on Schedule 1 to the Underwriting Agreement).

                  (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Partnership as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed ten percent of the aggregate principal amount of all the Securities, then the Partnership shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter's pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

                  (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the

         Partnership as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds ten percent of the aggregate principal amount of all the Securities, or if the Partnership shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without further act or deed and without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 8 shall be without liability on the part of the General Partner or the Partnership, except that the General Partner or the Partnership will continue to be liable for the payment of expenses as set forth in
         Section 9 hereof and except that the provisions of Section 6 hereof shall not terminate and shall remain in effect.

                  (d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the General Partner or the Partnership or any non-defaulting Underwriter for damages caused by its default.

         9. Payment of Expenses.

                  (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Partnership will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder (which shall not include fees and expenses of counsel for the Underwriters except as set forth in Section 9(a)(v) and 9(b) hereof), including without limitation,

                           (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection;

                           (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof;

                           (iii) the costs of reproducing and distributing each of the Transaction Documents;

                           (iv) the fees and expenses of the Partnership's counsel and independent accountants;

                           (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related reasonable fees and expenses of counsel for the Underwriters);

                           (vi) any fees charged by rating agencies for rating the Securities;

                           (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties);

                           (viii) all expenses and application fees incurred in connection with any filing with, and clearance of any offering by, the National Association of Securities Dealers, Inc.;

                           (ix) all expenses incurred by the Partnership in connection with any "road show" presentation to potential investors; and

                           (x) all expenses incurred by the General Partner and the Partnership in connection with their other obligations hereunder.

                  (b)      If (i) this Agreement is terminated pursuant to
         Section 7, (ii) the Partnership for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement (other than a termination of this Agreement pursuant to Section 8(c) above), the General Partner and the Partnership agree to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

         10. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, any controlling persons and the affiliates of each party hereto all as referred to in Section 6 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

         11. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the General Partner and the Partnership and the Underwriters contained in this Agreement or made by or on behalf of the General Partner and the Partnership or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the General Partner, the Partnership or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities. The indemnity and contribution agreements contained in
Section 6 hereof shall survive any termination of this Agreement or the delivery of the Securities.

         12. Certain Defined Terms. For purposes of this Agreement,

                  (a) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act;

                  (b) the term "business day" means any day other than a day on which banks are permitted or required to be closed in New York City; and

                  (c) the term "subsidiary" has the meaning set forth in Rule 405 under the Securities Act.

         13. Miscellaneous.

                  (a) Authority of the Representative. Any action by the Underwriters hereunder may be taken by the Representative on behalf of the Underwriters, and any such action taken by the Representative shall be binding upon the Underwriters.

                  (b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative at the address set forth in the Underwriting Agreement. Notices to the Partnership shall be given to it at Buckeye Partners, L.P., 5 Radnor Corporate Center, Suite 500, 100 Matsonford Road, Radnor, PA 19087, (fax: (610) 254-4625); Attention: Stephen C. Muther, or if different, to the address set forth in the Underwriting Agreement.

                  (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  (d) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

                  (e) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                                                                         Annex A

                             Underwriting Agreement

                                                                    July 7, 2003

J.P. Morgan Securities Inc.
As Representative of the
several Underwriters listed
in Schedule 1 hereto
c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017

Attention: Transaction Execution Group

Ladies and Gentlemen:

         Buckeye Partners, L.P., a Delaware limited partnership (the "Partnership"), proposes to issue and sell to the several Underwriters listed in
Schedule 1 hereto (the "Underwriters"), for whom you are acting as representative (the "Representative"), $300,000,000 aggregate principal amount of its 4 5/8% Notes due 2013 having the terms set forth in Schedule 2 hereto (the "Securities"). The Securities will be issued pursuant to an Indenture to be dated as of July 10, 2003 (the "Indenture") between the Partnership and SunTrust Bank, as trustee (the "Trustee").

         The Partnership agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Partnership the respective principal amount of Securities set forth opposite such Underwriter's name in Schedule 1 hereto at a price equal to 98.787% of the principal amount thereof plus accrued interest, if any, from July 10, 2003 to the Closing Date (as defined below). The Partnership will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

         The Partnership understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the Securities on the terms set forth in the Prospectus. The Partnership acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

         Payment for and delivery of the Securities shall be made at the offices of Morgan, Lewis & Bockius LLP, 1701 MARKET STREET, PHILADELPHIA, PENNSYLVANIA at 10:00 a.m., New York City time, on July 10, 2003, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Partnership may agree upon in writing.

                                Annex A - Page 1

         Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Partnership to the Representative against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the "Global Note"), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Partnership. The Global Note will be made available for inspection by the Representative not later than 1:00 p.m., New York City time, on the business day prior to the Closing Date.

         The Partnership and the Underwriters acknowledge and agree that the only information relating to any Underwriter that has been furnished to the Partnership in writing by any Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus (or any amendment or supplement thereto) and any Preliminary Prospectus consists of the following:
The information appearing in the third, sixth and seventh paragraphs appearing under the caption "Underwriting" and in the third sentence of the fifth paragraph appearing under such caption.

         All provisions contained in the document entitled Buckeye Partners, L.P. Debt Securities Underwriting Agreement Standard Provisions are incorporated by reference herein in their entirety and shall be deemed to be a part of this Underwriting Agreement to the same extent as if such provisions had been set forth in full herein, except that if any term defined in such Underwriting Agreement Standard Provisions is otherwise defined herein, the definition set forth herein shall control.

         This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

                            (Signature page follows)

                                Annex A - Page 2

         If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

                                       Very truly yours,

                                       BUCKEYE PIPE LINE COMPANY,
                                               in its individual capacity

                                       Name: /s/ Stephen C. Muther
                                           -----------------------------------
                                       By: Stephen C. Muther
                                           -----------------------------------
                                       Title: Senior VP, Administration,
                                            General Counsel & Secretary
                                           -----------------------------------


                                       BUCKEYE PARTNERS, L.P.

                                       By:      Buckeye Pipe Line Company,
                                                its general partner

                                       Name: /s/ Stephen C. Muther
                                           -----------------------------------
                                       By: Stephen C. Muther
                                           -----------------------------------
                                       Title: Senior VP, Administration,
                                            General Counsel & Secretary
                                           -----------------------------------

Accepted as of the date first written above

J.P. MORGAN SECURITIES INC.

For itself and on behalf of the
several Underwriters listed in Schedule 1 hereto.

By: /s/ Stephen L. Sheiner
   -----------------------------
Name: Stephen L. Sheiner
   -----------------------------
Title: Vice President
   -----------------------------

                                Annex A - Page 3

                                                                      Schedule 1
                                                       to Underwriting Agreement

Underwriter                         Principal Amount
J.P. Morgan Securities Inc.         $150,000,000
Citigroup Global Markets Inc.       $ 45,000,000
SunTrust Capital Markets, Inc.      $ 45,000,000
UBS Securities LLC                  $ 30,000,000
BNP Paribas Securities Corp.        $ 15,000,000
Fleet Securities, Inc.              $ 15,000,000
                                    ______________________________________
                      Total         $300,000,000

                              Schedule 1 - Page 1

                                                                      Schedule 2
                                                       to Underwriting Agreement

REPRESENTATIVE(S) AND ADDRESS(ES) FOR NOTICES:

J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017
Attention: Transaction Execution Group
Fax: (212) 834-6702

CERTAIN TERMS OF THE SECURITIES:

     -   Title of Securities: 4 5/8% Notes due 2013

     -   Aggregate Principal Amount of Securities: $300,000,000

     -   Maturity Date: July 15, 2013

     -   Interest Rate: 4 5/8%

     -   Interest Payment Dates: January 15 and July 15, commencing January 15,
         2004

     -   Record Dates: January 1 and July 1

     - Redemption Provisions: The Securities will be redeemable at the option of the Partnership, in whole or in part, at any time prior to maturity at the redemption price described in the Prospectus Supplement.

                              Schedule 2 - Page 1

                                                                         Annex B
                                  to  Underwriting Agreement Standard Provisions

                     Jurisdictions of Foreign Qualification

           Name of Entity:                   States of Foreign Qualification:
           ---------------                   --------------------------------
Partnership..............................               None

General Partner..........................               Connecticut
                                                        Florida
                                                        Illinois
                                                        Indiana
                                                        Massachusetts
                                                        Michigan
                                                        New Jersey
                                                        New York
                                                        Ohio
                                                        Pennsylvania

BMC......................................               Pennsylvania

Services Company.........................               Connecticut
                                                        Florida
                                                        Illinois
                                                        Indiana
                                                        Massachusetts
                                                        Michigan
                                                        New Jersey
                                                        New York
                                                        Ohio

Buckeye..................................               Connecticut
                                                        Illinois
                                                        Indiana
                                                        Massachusetts
                                                        Michigan
                                                        New Jersey
                                                        New York
                                                        Ohio
                                                        Pennsylvania
                                                        Washington

BPH......................................               Illinois

BGC I....................................               Texas
                                                        Louisiana
                                                        New York

BGC II...................................               None

BGC......................................               New York
                                                        Louisiana

                                Annex B - Page 1

            Name of Entity:                   States of Foreign Qualification:
            ---------------                   --------------------------------
BPP......................................               Texas

GCP......................................               Texas

BT.......................................               Illinois
                                                        Indiana
                                                        New York
                                                        Ohio
                                                        Pennsylvania

Norco....................................               Illinois
                                                        Indiana
                                                        Iowa
                                                        Ohio

Wespac Reno..............................               None

Wespac SD................................               California

West Shore...............................               Illinois
                                                        Indiana
                                                        Oklahoma
                                                        Wisconsin

Telecom..................................               None

Everglades...............................               Florida

Laurel...................................               Pennsylvania
                                                        New Jersey

BPL MI...................................               Michigan

GP Holding...............................               Texas

Products Holding.........................               Texas

                                Annex B - Page 2

                                                                         Annex C
                                  to  Underwriting Agreement Standard Provisions

                [Form of Opinion of Counsel for the Partnership]

         Set forth below are the forms of opinions and statements to be rendered or made by Morgan, Lewis & Bockius LLP, counsel for the General Partner and the Partnership. In rendering such opinions, such counsel may rely as to matters of fact on the accuracy of the factual representations and warranties of the General Partner and the Partnership contained in the Underwriting Agreement and on certificates of responsible officers of the General Partner and public officials that are furnished to the Underwriters. Such opinions shall be rendered to the Underwriters at the request of the Partnership and shall so state therein. Furthermore, such opinions may be limited (as appropriate) to the federal laws of the United States of America, the laws of the State of New York, the laws of the Commonwealth of Pennsylvania, the Delaware General Corporation Law (the "DGCL"), the Delaware Limited Liability Company Act ("DLLCA"), and the Delaware Revised Uniform Limited Partnership Act (the "DRULPA"). Capitalized terms used but not defined in this Annex C have the respective meanings given to such terms in the Underwriting Agreement Standard Provisions to which this Annex C is attached.

         1. Each of Buckeye Management Company, a Delaware corporation ("BMC"), Buckeye Pipe Line Services Company, a Pennsylvania corporation ("Services Company"), and the General Partner has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus and, with respect to the General Partner, to act as the general partner of the Partnership and each of the Operating Partnerships and to execute and deliver the Underwriting Agreement and perform its obligations under the Underwriting Agreement, and each is duly qualified to do business as a foreign corporation and each is in good standing under the laws of each jurisdiction listed across from such entity's name on Exhibit A hereto.

         2. Each of the Partnership, the Operating Partnerships and the Partnership Subsidiaries has been duly formed and is validly existing as a limited partnership in good standing under the DRULPA, with full partnership power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and, with respect to the General Partner, to execute and deliver the Underwriting Agreement and perform its obligations under the Underwriting Agreement, and, with respect to the Partnership, to execute and deliver the Underwriting Agreement, the Base Indenture, the Supplemental Indenture and the Securities and to incur and perform its obligations under the Underwriting Agreement, the Base Indenture, the Supplemental Indenture and the Securities, and to issue, sell and deliver the Securities as contemplated by the Underwriting Agreement, and each is duly qualified or registered to do business as a foreign limited partnership, and each is in good standing, under the laws of each jurisdiction listed across from such entity's name on Exhibit A hereto.

         3. Each of the LLC Subsidiaries (other than the WesPac Entities, as to which no opinion is expressed in this paragraph) has been duly formed and is validly existing as a limited liability company in good standing under the laws of the jurisdiction in which it is organized, with full

                                Annex B - Page 3
power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and each is duly qualified or registered to do business as a foreign limited liability company, and each is in good standing, under the laws of each jurisdiction listed across from such entity's name on Exhibit A hereto.

         4. All the outstanding shares of capital stock of the General Partner have been duly and validly authorized and issued and are fully paid and nonassessable, and, to our knowledge, all such shares are owned by BMC free and clear of any perfected security interest or any other security interest, claim, lien or encumbrance, except for security interests, claims, liens or encumbrances imposed in connection with the Glenmoor Ltd. 8.15% Senior Secured Notes due May 6, 2015 (the "Glenmoor Loan") and the Buckeye Pipe Line Services Company Employee Stock Ownership Plan 7.24% Senior Secured Notes due March 28, 2011 (the "ESOP Loan").

         5. The limited partners of the Partnership hold Units in the Partnership representing the entire limited partnership interest in the Partnership, represented by 26,131,512 publicly-traded Units, 2,451,234 Units owned by Services Company and 122,500 Units owned by the General Partner; such Units are the only limited partnership interests of the Partnership that are issued and outstanding; all of such limited partnership interests have been duly and validly authorized and issued and are fully paid and nonassessable (except to the extent such nonassessability may be affected by Section 17-607 of the DRULPA); the Units owned by Services Company and the General Partner, respectively, are owned, to our knowledge, free and clear of any perfected security interests or any other security interest, claim, lien or encumbrance, except for security interests, claims, liens or encumbrances imposed in connection with the Glenmoor Loan and the ESOP Loan.

         6. The General Partner is the sole general partner of the Partnership, with a general partnership interest in the Partnership of approximately 1%, equal to 243,914 units representing general partnership interests; such general partnership interests are the only general partnership interests that are issued and outstanding; all of such general partnership interests have been duly and validly authorized and, to our knowledge, are owned by the General Partner free and clear of any perfected security interest or any other security interest, claim, lien or encumbrance, except for security interests, claims, liens or encumbrances imposed in connection with the Glenmoor Loan and the ESOP Loan.

         7. The Partnership is the sole limited partner of each of the Operating Partnerships, with a limited partnership interest in each of the Operating Partnerships of approximately 99%; such limited partnership interests are the only limited partnership interests of the Operating Partnerships that are issued and outstanding; all of such limited partnership interests have been duly and validly authorized and issued and are fully paid and nonassessable (except to the extent such nonassessability may be affected by Section 17-607 of the DRULPA), and, to our knowledge, are owned by the Partnership free and clear of any perfected security interest or any other security interest, claim, lien or encumbrance.

         8. The General Partner is the sole general partner of each of the Operating Partnerships, with a general partnership interest in each of the Operating Partnerships of 1%; such general partnership interests are the only general partnership interests issued and outstanding; all of such general partnership interests have been duly and validly authorized and issued and, to our knowledge, are owned by the General Partner free and clear of any perfected security interest or

                                Annex B - Page 4
any other security interest, claim, lien or encumbrance, except for security interests, claims, liens or encumbrances imposed in connection with the Glenmoor Loan and the ESOP Loan.

         9. BGC II is the sole limited partner of BGC, with a limited partnership interest in BGC of 99%; BGC is the sole limited partner of Products Holding, with a limited partner interest in Products Holding of 99%; Products Holding is the sole limited partner of each of BPP and GCP, with a limited partnership interest in each of BPP and GCP of 99%; Laurel and the General Partner hold a 98.01% and 0.99% limited partnership interest, respectively, in BPL MI; all of the outstanding limited partnership interests of each of BGC, BPP, GCP, BPL MI and Products Holding held by affiliates of the Partnership have been duly and validly authorized and issued and are fully paid and nonassessable (except to the extent such nonassessability may be affected by Section 17-607 of the DRULPA), and, to our knowledge, such limited partnership interests of each of BGC, BPP, GCP, BPL MI and Products Holding are owned free and clear of any perfected security interest or any other security interest, claim, lien or encumbrance.

         10. BGC I is the sole general partner of BGC with a general partnership interest in BGC of 1%; the General Partner is the sole general partner of BPL MI, with a general partnership interest of 1%; GP Holding is the sole general partner of each of BPP, GCP and Products Holding, with a general partner interest in each of BPP, GCP and Products Holding of 1%; such general partnership interests are the only general partnership interest of BGC, BPP, GCP, BPL MI and Products Holding that are issued and outstanding; all of such general partnership interests have been duly and validly authorized and issued, and, to our knowledge, are owned free and clear of any perfected security interest or any other security interest, claim, lien or encumbrance.

         11. BPH is the sole member of each of BT, Norco, BGC I and BGC II, with a limited liability company interest in each of BT, Norco, BGC I and BGC II of 100%; BGC is the sole member of GP Holding, with a limited liability company interest in GP Holding of 100%; such limited liability company interests are the only limited liability company interests in BT, Norco, BGC I, BGC II and GP Holding that are issued and outstanding; all of such limited liability company interests have been duly and validly authorized and issued and are fully paid and nonassessable, and, to our knowledge, are owned free and clear of any perfected security interest or any other security interest, claim, lien or encumbrance.

         12. To our knowledge, there are no actions, suits or proceedings pending, threatened or contemplated by or before any court or governmental agency, authority or body or any arbitrator involving the General Partner, the Partnership or any of the Subsidiaries or to which any of their respective directors or officers is a party or any of their respective properties is subject, at law or in equity, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and to our knowledge, there are no franchises, contracts, licenses, agreements, leases or other documents of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which are not so described or filed as required.

         13. The statements included or incorporated by reference in the Prospectus under the headings "Description of the Notes," "Description of Debt Securities" and "United States Federal Income Tax Consequences," insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and complete in all material respects and fairly summarize the matters referred to therein in all material respects.

                                Annex B - Page 5

         14. Each of the Base Indenture, the Supplemental Indenture and the Securities conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

         15. The Registration Statement has become effective under the Act; any required filing of any Preliminary Prospectus and the Prospectus, and any supplements thereto, pursuant to Rule 424(b) under the Act, has been made in the manner and within the time period required by Rule 424(b); to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened.

         16. The Registration Statement and the Prospectus and any supplements or amendments thereto (other than the financial statements (and the notes thereto) and schedules and other financial information contained therein, as to which we express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder.

         17. The conditions to the use of Form S-3 by the Partnership have been satisfied.

         18. The Underwriting Agreement has been duly authorized, executed and delivered by each of the General Partner, individually, and the General Partner on behalf of the Partnership.

         19. Each of the Base Indenture and the Supplemental Indenture has been duly authorized, executed and delivered by the General Partner on behalf of the Partnership and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding agreement of the Partnership enforceable against the Partnership in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         20. The Securities have been duly authorized, executed and delivered by the General Partner on behalf of the Partnership and, when duly authenticated as provided in the Base Indenture (as amended and supplemented by the Supplemental Indenture) and paid for as provided in this Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Partnership enforceable against the Partnership in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Base Indenture (as amended and supplemented by the Supplemental Indenture).

         21. None of the General Partner, the Partnership nor any of the Subsidiaries is, or after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, or a "public utility company" or a "holding company," or a "subsidiary company" of a

                                Annex B - Page 6

"holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in Public Utility Holding Company Act of 1935, as amended ("PUHCA"); none of the General Partner, the Partnership nor any of the Subsidiaries is subject to regulation under the PUHCA.

         22. No consent, waiver, notice, approval, authorization, filing with or order of, or any other action by, any federal, state or local governmental or regulatory commission, board, body, authority, agency or court is required in connection with the issuance and sale of the Securities and the consummation of the transactions contemplated herein, except such as have been obtained under the Act and under the Trust Indenture Act and such as may be required under the blue sky laws of any jurisdiction, as to which we express no opinion, in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in the Underwriting Agreement and in the Prospectus.

         23. None of the offer, issue, sale or delivery of the Securities, nor the incurrence of the indebtedness represented by the Securities, nor the consummation of any other of the transactions contemplated by the Underwriting Agreement, nor the execution, delivery or performance of the any of the Transaction Documents or the fulfillment of the terms of any of the Transaction Documents will result in a breach or violation of, event of default under (or constitute any event which with notice, lapse of time or both would result in any breach of or constitute a default under), or imposition of any lien, charge or encumbrance upon any property or assets of the General Partner, the Partnership or the Subsidiaries pursuant to, (i) the organizational or governing documents of the General Partner, the Partnership or the Subsidiaries, (ii) any Material Contract (as defined below), (iii) any statute, law, rule, regulation, (including without limitation Regulations T, U and X of the Federal Reserve Board), or (iv) any Applicable Order (as defined below). "Material Contracts" means all the indentures, contracts, leases, mortgages, deeds of trust, note agreements, loan agreements or other agreements, obligations, conditions, covenants or instruments that appear on the list that has been certified to us by the Chief Executive Officer and the Chief Financial Officer of the General Partner (pursuant to the Officers' Certificate attached hereto as Exhibit B) as being all the indentures, contracts, leases, mortgages, deeds of trust, note agreements, loan agreements or other agreements, obligations, conditions, covenants or instruments that are both (a) material in relation to the (i) the General Partner or (ii) the Partnership and the Subsidiaries, considered as a single enterprise, and (b) an instrument by which the General Partner, the Partnership or any of the Subsidiaries of the Partnership is bound or by which any of such entities or any of their respective properties may be affected. "Applicable Order" means any judgment, order or decree that appear on the list that has been certified to us by the Chief Executive Officer and the Chief Financial Officer of the General Partner (pursuant to the Officers' Certificate attached hereto as Exhibit B) as being all the judgments, orders or decrees of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the General Partner, the Partnership or the Subsidiaries or any of their respective properties, that are both (a) material in relation to the (i) the General Partner or (ii) the Partnership and the Subsidiaries, considered as a single enterprise, and (b) applicable to the General Partner, the Partnership or any of the Subsidiaries of the Partnership or any of the respective properties of any of such entities.

         24. To our knowledge, no person has the right to require the registration under the Act of any securities of the Partnership or to include any such securities in the Registration Statement or

                                Annex B - Page 7
the offering contemplated hereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Securities as contemplated hereby or otherwise.

         25. The Partnership Agreement and each of the Operating Partnership Agreements has been duly authorized, executed and delivered by the parties thereto and is a valid and legally binding agreement of the parties thereto, enforceable against the parties thereto in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and to the extent that rights to indemnity and contribution under the Partnership Agreements and the Operating Partnership Agreements may be limited by federal or state securities laws or the public policy underlying such laws.

         We also advise you, pursuant to your request, that in the course of preparation by the Partnership of the Registration Statement, the Preliminary Prospectus and the Prospectus, we have participated in conferences with officers and other representatives of the Partnership and the General Partner, representatives of the independent public accountants of the Partnership and, in the case of the Preliminary Prospectus and the Prospectus, your representatives, at which the contents of the Registration Statement, the Preliminary Prospectus and the Prospectus and related matters were discussed, and although we do not pass upon and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Preliminary Prospectus or the Prospectus (except as and to the extent stated in paragraphs 13 and 14 above) and we have made no independent check or verification thereof, based on the foregoing, no facts have come to our attention that have led us to believe that the Registration Statement at the time such Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Basic Prospectus or the Prospectus or any supplement thereto at the date of such Basic Prospectus or the Prospectus or such supplement or as of the date of this opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that we express no opinion with respect to the financial statements (and the notes thereto) and schedules and other financial data included in the Registration Statement, the Basic Prospectus, the Preliminary Prospectus or the Prospectus).

                                Annex B - Page 8